                                                                    Exhibit 10.4


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    CONTENT LICENSE AND MARKETING AGREEMENT

This Content License and Marketing Agreement ("Agreement") is made and entered into as of the 12th day of January, 1999 (the "Effective Date"), by and between The Street.com, Inc., with offices at Two Rector Street, 14th Floor, New York, NY 10006 ("TheStreet.com") and E*TRADE Group, Inc., with offices at Four Embarcadero Place, 2400 Geng Road, Palo Alto, CA 94303 ("E*TRADE").

WHEREAS, TheStreet.com is in the business of preparing and publishing editorial, evaluation and analysis reports related to business and financial news and information and sells subscriptions to its materials which are available through computer, communication and network access and facilities in the commercial marketplace through such media which includes, but is not necessarily limited to, the Internet and WorldWide Web; and

WHEREAS, E*TRADE wishes to offer business and financial news and informational services to its customers through its own WebSite and E*TRADE also wishes to offer certain of its own customers the availability of subscriptions and/or access to TheStreet.com's published materials under favorable terms and conditions;

NOW THEREFORE, IN CONSIDERATION OF the mutual promises and covenants set forth in this Agreement, TheStreet.com and E*TRADE hereby agree as follows:

1.       Definitions

1.1 "Account Holder" refers to any E*TRADE individual user who establishes an on-line investment account with E*TRADE.

1.2 "Active Trader" refers to any member of the Power E*TRADE program for Account Holders whose trading activity is greater than that of the average Account Holder and is entitled to receive premium services or benefits from E*TRADE, including, but not limited to, those provided under this Agreement.

1.3 "Active User" refers to any Active Trader who accesses the Premium Licensed Content at least once during the monthly billing cycle.

1.4 "Co-branded Web Pages" refer to web pages created by TheStreet.com and E*TRADE pursuant to this Agreement which contain the Licensed Content.

1.5 "Expired Free-Trial User" refers to those TheStreet.com users who (i) have registered for a limited, free-trial membership to TheStreet.com which has subsequently expired; and (ii) have not subscribed to TheStreet.com service following such expiration.

1.6 A "frame" refers to a border superimposed or otherwise perceptible material or information of one party which surrounds, adjoins, is commingled or is otherwise perceivable simultaneously with the availability or perceptibility of a page.

1.7 "Licensed Content" shall have the meaning as defined in Section 2.1 below and include the "Premium Licensed Content" and "Free Licensed Content" as defined Section 1.10 below.

1.8 A "link" means a perceptible or otherwise visible indication, logo, icon, insignia, word and/or image, selected by or available to an individual on one page of a WebSite which directs and forwards that individual's perceived or actual connection onward to another page on the same or any other WebSite. A link has specific uniform resource locator (URL) or Internet WebSite and page address information (whether perceptible or not) which establishes a direct connection to the new page, when the link is selected from another page.

1.9 A "page" on a WebSite refers to each and every individual display or image which is accessible or made available and which can be perceived, downloaded or printed by an individual, either directly or with the aid of a machine or device.

1.10 "Premium Licensed Content" means that portion of the Licensed Content that TheStreet.com generally makes available to its customers and clients on a paid subscription-only basis. "Free Licensed Content" means that portion of the Licensed Content that TheStreet.com generally makes available to anyone visiting TheStreet.com's WebSite at no charge.

1.11 "Registered Member" refers to any E*TRADE individual user, other than an Account Holder, who registers with E*TRADE as a member to receive certain financial information and related materials through E*TRADE's WebSite.

1.12 "Submitted Application" shall mean an application to open a standard brokerage account with E*TRADE that is completed in all material respects in accordance with the instructions provided by E*TRADE in the application kit and received by E*TRADE, and where the application has originated as a direct response from the offer to receive a free subscription to TheStreet.com. E*TRADE shall determine which applications are submitted as a direct response to TheStreet.com offer through a designated offer code.

1.13 "WebSite" refers to any computer and communication facilities and resources under the control of or operated for the benefit of a party and made available via the Internet to permitted individuals and/or access devices to or from which information, graphic or other images, sounds, data and/or any other digital or electronic content or materials may be perceived, accessed, transmitted or utilized. For the avoidance of ambiguity, WebSites include one WebSite which may be a mirror image or duplicate, in whole or in part, or even containing modifications from an original WebSite.

2.       Licensed Content

2.1 Subject to the provisions of this Agreement, TheStreet.com agrees to make available to E*TRADE, the proprietary financial and business editorial, evaluation and analysis reports specified in the attached Exhibit A, and other, comparable or successor content which, during the term of this Agreement, is made available to TheStreet.com subscribers at the same or comparable subscription levels or categories as that which is currently in effect and applicable to current Licensed Content, and any other materials as may be mutually agreed upon in writing ("Licensed Content"). The parties agree that any new categories of content, subscription levels or distribution methods (e.g., streaming) which TheStreet.com may develop in the future shall be subject to good faith evaluation and negotiations to include same within the framework of this Agreement, if appropriate and mutually acceptable to both parties. Licensed Content shall be made available by TheStreet.com to E*TRADE electronically or digitally in the form of Co branded Web Pages hosted by TheStreet.com pursuant to Exhibit B, attached hereto. At a minimum, such Co-branded Web Pages shall include links to E*TRADE detailed quotes from all tickers referenced in the Licensed Content and the Licensed Content shall not include any third party advertisements or links to third party advertisements except as permitted under Section 2.3. Each party shall commit sufficient technical resources to deploy the-Co-branded Web Pages within one (1) month after the Effective Date. TheStreet.com agrees to maintain the availability of Licensed Content in accordance with the Service Level Agreement attached hereto as Exhibit C.

2.2 Subject to and in consideration of the payment terms and conditions specified in Section 4 herein, TheStreet.com hereby grants to E*TRADE, a nonexclusive (subject to Section 2.4), worldwide license to access, use, reproduce (solely for the purposes and subject to this Agreement), display and transmit the Licensed Content, solely for the purpose of enabling such Licensed Content to be available and accessible to E*TRADE Registered Members and Account Holders through E*TRADE's WebSite. E*TRADE agrees that the license granted herein supersedes any license granted by TheStreet.com to E*TRADE with respect to the Licensed Content or any other content, materials or information licensed to E*TRADE by TheStreet.com prior to the Effective Date and that such prior license(s) shall be considered null and void.

2.3 TheStreet.com acknowledges and agrees that E*TRADE may, and has the right to, directly or indirectly sell, include, insert, or place advertising, marketing, promo tional or other materials relating to or associated with third party products, services or the like, and other E*TRADE products and services, on the Co-branded Web Pages. *****

2.4 Except with respect to the Licensed Content and any other materials in the form provided or licensed by TheStreet.com under this Agreement and subject to
Section 4.2 below, TheStreet.com shall have no liability, responsibility or obligation whatsoever, regardless of the form of action or basis of the claim (whether in contract, tort, including negligence, or otherwise), with respect to E*TRADE's customers, potential customers or any other third parties as a result of the acts, omissions or activities of E*TRADE or any other third party in connection with or as a result of this Agreement.

----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

2.5 Nothing in this Agreement shall be construed to prohibit or prevent TheStreet.com from using Licensed Content or any substantially equivalent content in connection with its own subscription services; provided, however,
*****.

2.6 TheStreet.com retains all right, title and interest in the Licensed Content and TheStreet.com will be solely and exclusively responsible for the unmodified Licensed Content provided to E*TRADE hereunder. E*TRADE agrees to be solely and exclusively responsible for any and all modifications, restructuring, alterations, combinations, translations and/or any changes to the Licensed Content made by E*TRADE in any manner whatsoever.

2.7 Except for the specific rights and licenses granted to E*TRADE and applicable obligations and restrictions under the provisions of this Agreement, nothing in this Agreement shall or shall be construed to restrict, impair, transfer, license, convey or otherwise alter or deprive TheStreet.com of any of its rights or proprietary interests in any intellectual property, information, systems, software, programs, processes, technology, services, methodologies, products or any other materials or rights, tangible or intangible.

2.8 Except for the specific rights and license granted to TheStreet.com and applicable obligations and restrictions under the provisions of this Agreement, nothing in this Agreement shall or shall be construed to restrict, impair, transfer, license, convey or otherwise alter or deprive E*TRADE of any of its rights or proprietary interests in any intellectual property, information, systems, software, programs, processes, technology, services, methodologies, products or any other materials or rights, tangible or intangible.

3.       Co-Marketing Obligations

3.1 The parties shall undertake and perform the obligations for the marketing and promotion of each other's services as described below.

         3.1.1 Pursuant to Exhibit B, attached hereto, E* TRADE and TheStreet.com shall create Co-branded Web Pages which mirror TheStreet.com web pages and which are accessible from the E*TRADE WebSite.

----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

         3.1.2 As of the Effective Date and at mutually agreed upon intervals thereafter, E*TRADE shall, through electronic mail, and may, through its WebSite, notify Registered Members and visitors to the E*TRADE WebSite of the opportunity to obtain a one-year subscription to the Premium Licensed Content on the Co-branded Web Pages at no charge in the event E*TRADE receives a Submitted Application from them.

         3.1.3 E*TRADE and TheStreet.com agree that E*TRADE will have the option to provide current Account Holders, Registered Members and other visitors to the E*TRADE WebSite access to the Premium Licensed Content on the Co-branded Web Pages at no charge in a manner to be mutually agreed upon by the parties after the Effective Date.

         3.1.4 As of the Effective Date and at mutually agreed upon intervals thereafter, TheStreet.com shall contact Expired Free-Trial Users via electronic mail to notify them of the opportunity to obtain a one-year subscription to the Premium Licensed Content on the Co-branded Web Pages at no charge in the event that E*TRADE receives a Submitted Application from them.

         3.1.5 E*TRADE and TheStreet.com shall provide all E*TRADE Active Traders with access to the Premium Licensed Content on the Co-branded Web Pages at no charge to such Active Traders.

         3.1.6 TheStreet.com shall provide all current E*TRADE Registered Members and Account Holders with access to the Free Licensed Content on the Co-branded Web Pages at no charge.

         3.1.7 Upon E*TRADE's written approval, TheStreet.com may, but is under no obligation to, sell subscriptions to the Premium Licensed Content on the Co-branded Web Pages to E*TRADE Registered Members and Account Holders who are not Active Traders and who are not otherwise entitled to a free subscription. Such Account Holders will receive, at a minimum, a ***** discount off TheStreet.com's normal rates. TheStreet.com shall not provide a greater discount for any other comparable licensee of substantially the same content under substantially the same terms unless TheStreet.com matches such discount for E*TRADE. TheStreet.com shall pay E*TRADE ***** of all subscription fees derived from such subscription sales.

----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

3.2 Subject to all the terms and conditions of this Agreement, each party (the "Licensor") hereby grants to the other (the "Licensee") a nonexclusive, nontransferable, non-sublicensable license to use Licensor's Licensed Marks (defined below) on the Licensee's WebSite solely in connection with the marketing and promotion of Licensor's WebSite and related online services. The "Licensed Marks" shall mean solely the names, servicemarks and trademarks and logos specified in Exhibit D hereto, subject to any usage guidelines and notice requirements provided in writing by the Licensor; provided, however, that the Licensor, in its sole discretion from time to time, may change the appearance and/or style of the Licensed Marks or add or subtract from the list in Exhibit D, provided that, unless required earlier by a court order or to avoid potential infringement liability, Licensee shall have fourteen (14) days to implement any such changes. Licensee hereby acknowledges and agrees that
(i) Licensor's Marks are either owned solely and exclusively by Licensor or Licensor has the right to provide the license to Licensee set forth in this Section, (ii) except as set forth herein, Licensee has no rights, title or interest in or to Licensor's Marks and (iii) all use of the Licensor's Marks by Licensee shall inure to the benefit of Licensor. Licensee agrees not to apply for registration of the Licensor's Marks (or any mark confusingly similar thereto) anywhere in the world. Licensee agrees that it shall not knowingly engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any of Licensor's Marks. Licensee further agrees that the use of any Licensed Mark is subject to the approval of Licensor.

3.3 TheStreet.com, in connection with Co-branded Web Pages, may notify or otherwise advise any party having access to Licensed Content through E*TRADE as a result of this Agreement, that they are only permitted to make one printed copy of the Licensed Content for individual use (or download same for the same limited purpose) and they are not permitted to reproduce, republish, broadcast or otherwise distribute the Licensed Content without prior written permission of TheStreet.com and except for any payment or other terms inconsistent with the provisions of this Agreement, are otherwise subject to the terms and conditions of TheStreet.com subscriber or membership agreement available for inspection on TheStreet.com site.

3.4 With the exception of requiring minimum trading activity or a Submitted Application, E*TRADE may not charge E*TRADE Account Holders or any others any separate fee or charge or impose additional costs or restrictions in order to allow access or make available the Licensed Content, other than those standard charges and restrictions it normally charges or imposes on E*TRADE Account Holders or others for the use of its own WebSite.

3.5 E*TRADE shall not furnish, permit or otherwise provide, make available, link, reproduce, transmit, furnish or distribute Licensed Content itself or through or to third parties for use on or through any other facility other than E*TRADE, the Co-branded Web Pages or the links to TheStreet.com as permitted hereunder.

4.       Payment

4.1 Subject to the terms and conditions of this Agreement, E*TRADE agrees to pay to TheStreet.com the following:

         (a) A minimum payment of $***** per month in advance on the first day of each month, beginning upon the launch of Co-branded Web Pages on the E*TRADE WebSite. The $***** minimum payment shall constitute an up-front payment for any combination of Submitted Applications at $***** each and Active Users at either $***** each (if Active Users number ***** or fewer during such month) or $***** each (if Active Users number greater than ***** during such month).

         (b) Once the $***** minimum has been exceeded, additional payments shall be calculated at $***** for each additional Submitted Application and either $***** per Active User (if Active Users number ***** or fewer) or $***** per Active User (if Active Users number greater than *****). Such additional payments shall be due within thirty (30) days after the end of the month in which such excess occurs.

4.2 The parties believe that the structure of the payments described in
Section 4.1 are consistent with the applicable laws and regulations governing the activities of broker-dealers and unregistered entities. Notwithstanding the foregoing, however, if the payments in Section 4.1 are determined to be prohibited under those laws and regulations governing the activities of broker-dealers, then the parties shall negotiate and agree upon a mutually acceptable non-refundable fee structure as an alternative to the payment described in this Section 4.1, failing which either party may terminate this Agreement on thirty (30) days' written notice to the other party.

----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

5.       Prices

5.1 Except as specifically set forth in this Agreement, each party remains responsible for establishing its own prices and charges to customers, subscribers or otherwise in connection with its own offerings, products and/or services available in the commercial marketplace. Furthermore, except as otherwise provided herein or subsequently mutually agreed upon in writing, each party bears its own expenses and costs associated with performing its obligations under this Agreement.

6.       Right to Audit

6.1 Each party shall keep, maintain and preserve in a readily accessible place allowing for access within twenty-four (24) hours, and for the earlier of at least three (3) years: (i) from the date of the transactions and activities being audited; or (ii) following termination or expiration of the term of this Agreement or any renewal(s) thereof, accurate records relating to such party's payment and other obligations hereunder. Such records shall be maintained as confidential, but shall be available for inspection and audit as provided herein. Each party shall have the right at least once per calendar year to have an independent public accountant, reasonably acceptable to the other party, examine such other party's relevant books, records and accounts for the purpose of verifying the fulfillment of obligations to the other party as required under this Agreement. Each party acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to its obligations hereunder. Each audit will be conducted at the audited party's place of business, or other place agreed to by TheStreet.com and E*TRADE, during the audited party's normal business hours and conducted to minimize any disruption to the audited party's business activities, with at least five (5) business days prior written notice to the audited party. The auditing party shall pay the fees and expenses of the auditor for the examination.

7.       Warranties

7.1 Each party represents and warrants to the other that: (i) it has the right to enter into this Agreement and its obligations are not in conflict with any other of its obligations; (ii) all services will be performed in a timely, competent and professional manner; (iii) materials, information and services furnished and/or the use of same as permitted under this Agreement, do not violate or inftinge the rights of any other party or the laws or regulations of any governmental, regulatory, or judicial authority; (v) materials, information and services furnished and/or the use of same as permitted under this Agreement, do not contain any libelous, defamatory, obscene or unlawful material under the laws of the United States in effect at the time such materials, information and/or services are produced and provided to the other hereunder. Furthermore, TheStreet.com warrants that it has full ownership of, all right, title and interest in and to, or all necessary licenses to furnish, all Licensed Content as required hereunder. TheStreet.com represents and warrants that the Co-branded Pages and the Licensed Content are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that The Co-branded Pages and the Licensed Content and the access and use thereof will not be materially affected by any inability to, individually and in combination, completely and accurately address, present, produce, store and calculate data involving dates before, on or after January 1, 2000; specifically: (i) no value for current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000;
(iii) use and access to the Co-branded Pages and the Licensed Content will not produce abnormal endings or incorrect results when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and
(v) year 2000 will be recognized as a leap year. The foregoing representation and warranty shall not and shall not be construed to apply to or remedy Year 2000 problems in third party interfaces, data, software, or other materials or information which is not supplied by or within the control of TheStreet.com and if incorrect date information is provided by the user or from any other external product or other source, this information will be used by the Licensed Content and Co-Branded Pages as received.

7.2 EXCEPT AS SPECIFICALLY SET FORTH ABOVE, NEITHER PARTY MAKES ANY OTHER OR DIFFERENT REPRESENTATIONS OR WARRANTIES TO THE OTHER OR TO ANY THIRD PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.       Confidential Information

8.1 Each party agrees to regard and preserve as confidential all information related to the business and activities of the other, its customers, clients, suppliers and other entities with whom such other party does business, that may be obtained from any source or may be developed as a result of this Agreement ("Confidential Information"). Each party agrees to hold such Confidential Information in confidence for the other and shall not, except in furtherance of the purposes of this Agreement, use (directly or indirectly) any such Confidential Information for its own benefit or the benefit of any other party, nor disclose such Confidential Information to any person, firm or enterprise, unless authorized by the other party in writing, and even then, to limit access to and disclosure of such Confidential Information to its employees on a "need to know" basis only.

8.2 Information shall not be considered Confidential Information to the extent it is: (i) already known to the receiving party free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction and without breach of this or any other Agreement;
(iii) is or becomes publicly available through no wrongful act or (iv) is independently developed by one party without reference to any Confidential Information of the other. Disclosure of Confidential Information pursuant to the compulsion of proper judicial or other legal process is permitted; provided, however, that the parties notify each other and use all available legal means to protect and limit such disclosure to only those persons with a "need to know" for purposes of such proceedings.

9.       Intellectual Property Indemnification

9.1 Each party agrees to defend and/or handle at its own cost and expense any claim or action against the other by a third party for actual or alleged infringement of any intellectual or industrial property right, including, without limitation, trademarks, service marks, patents, copyrights or the misappropriation of trade secrets or other proprietary rights, or for personal injury, defamation, slander or libel, based upon any materials or services as furnished by such party or the possession and/or use thereof by the other party. Each party agrees to promptly notify the other party of any such claim or action and provides the indemnifying party with reasonable assistance in the defense thereof. The party responsible for defense of any such claim or action further agrees to indemnify and hold the other party harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action and shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing. Neither party is authorized to agree to any settlement, compromise or the like which would require that the other make any payment or bear other obligations without prior written approval of the other party.

9.2 Without limiting Section 9.1 above, E*TRADE agrees to defend and/or handle at its own cost and expense any claim or action against TheStreet.com based upon any alterations, modifications or changes made by E*TRADE to the Licensed Content, any frames, links, or any other material or information added by E*TRADE that is displayed, perceived or associated with the Licensed Content as permitted hereunder, including, without limitation, any advertising, promotional or other materials hereunder; provided that TheStreet.com provides prompt notice of any such claim or action and provides E*TRADE with reasonable assistance in the defense thereof. E*TRADE further agrees to indemnify and hold TheStreet.com harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action and shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compro mise, unless otherwise mutually agreed to in writing.

10.      General

10.1 Term: This Agreement shall commence as of the Effective Date and shall continue in full force and effect for an initial term of one (1) year. E*TRADE reserves the right to terminate this Agreement without cause at any time during the initial term of this Agreement upon sixty (60) days written notice. Thirty (30) days prior to the expiration of the initial one (1) year term, the parties shall agree whether or not to renew this Agreement. If the parties agree to renew, this Agreement shall continue thereafter on a month to month basis unless otherwise terminated upon at least thirty (30) days written notice to the other. Termination of this Agreement shall not affect any rights, obligations or interests arising prior to the effective date of termination and which, to give effect to their meaning, must continue in accordance with their terms.

10.2 Material Breach: If there is any material breach of this Agreement by one party, the other party may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate this Agreement, in whole or in part, by giving thirty (30) days' written notice; provided, however, that such termination shall not be effective if the breach has been cured prior to the expiration of said thirty (30) days.

10.3 Insolvency: Either party may immediately terminate this Agreement in the event the other party becomes bankrupt or insolvent, within the meaning of the United States Bankruptcy Code or any substantial and relevant portion of its assets are included in any arrangement with its creditors, an order to windup or submission to control by a receiver, assignee or trustee for the purpose of preserving the assets, whether by the voluntary act of the affected party or otherwise.

10.4 Limitation of Liability: IN NO EVENT WILL EITHER PARTY BE LIABLE, TO THE OTHER OR TO ANY THIRD PARTY, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY MANNER IN CONNECTION WITH OR ARISING OUT OF THIS AGREE MENT, REGARDLESS OF THE FORM OF ACTION OR THE BASIS OF THE CLAIM OR WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.5 Excusable Delay: Neither party will be liable to the other for any delay or failure to perform due to causes beyond its control and without its fault or negligence.

10.6 Assignment: Except in connection with a merger, sale, transfer, conveyance, acquisition or other corporate reorganization or change in control or ownership relating to all or any material portion of its stock, assets, operations or business, neither party may assign, transfer or subcontract this Agreement and/or any rights and/or obligations hereunder, without the written consent of the other and any attempt to do so shall be void.

10.7 Waiver: The failure of either party at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

10.8 Severability: If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to the minimum extent necessary to make it legal, valid and enforceable, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

10.9 Survival: The provisions of Sections 6, 7, 8, 9 and 10 and the last three sentences of Section 3.2 shall survive the termination of this Agreement for whatever reason, and, in addition, the obligations of the parties under this Agreement that by their nature continue beyond the expiration of this Agreement shall survive any termination or cancellation of the Agreement.

10.10 Notices: Unless otherwise specified all notices shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or delivered by confirmed electronic or digital means, to the addresses set forth at the beginning of this Agreement and to the attention of the undersigned. Either party may change the addresses or addressees for notice by giving notice to the other. All notices shall be deemed given on the date personally delivered, when placed in the mail as specified or when electronic or digital confirmation is received.

10.11 Advertising: The parties agree to use reasonable efforts to mutually agree on and issue a press release within five (5) days of the Effective Date of this Agreement. All press releases, promotions and advertisements with respect to E*TRADE and TheStreet.com and the subject matter of this Agreement shall be subject to mutual prior written approval in advance of the first release or use thereof. Except as specifically set forth in this Agreement, neither party shall use the name, service or trademarks, or refer to the other, its products and/or services in any advertising, publicity releases or marketing communication, without prior written approval of such other party.

10.12 Independent Contractors: Each party is acting as an independent contractor. Neither party's personnel are employees or agents of the other party for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation, employee benefits or other incidents of employment from any of the other parties. Each party assumes sole and full responsibility for the acts and omissions of its own employees, representatives and agents. Personnel of one party have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate any other party in any manner whatsoever. Except for the specific obligations set forth in this Agreement, nothing hereunder shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or business entity of any kind, nor shall anything in this Agreement be deemed to constitute any party the agent or authorized representative of the other. Except for payments mutually agreed upon and specifically described herein or otherwise mutually agreed upon in writing, nothing shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the parties.

10.13 Governing Law & Interpretation: This Agreement shall be construed and enforced under the substantive laws of the State of New York, without regard to its conflict of laws provisions. Headings are solely for reference and shall not affect the meaning of any terms. If any part of this Agreement is held invalid, illegal or unenforceable, the remaining provisions will be unimpaired. No modification, course of conduct, amendment, supplement to or waiver of this Agreement or any provisions hereof shall be binding upon the parties unless made in writing and duly signed by both parties. In any action to enforce this Agreement, the prevailing party will be entitled to recover costs and reasonable attorneys' fees.

10.14 Entire Agreement: The Exhibits, materials, information and documents attached, referred to or specified in this Agreement are incorporated by reference and constitute a part of this Agreement as if fully set forth herein. This constitutes the entire agreement between the parties and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral, regarding the subject matter. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or modified only with the written consent of both parties.

10.15 Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

              The Street.com, Inc.              E*Trade Group, Inc.

By:   /s/ Brendan Amyot                         By:    /s/ Jerry Gramaglia
      --------------------------------                 -----------------------
Name:    Brendan Amyot                          Name:   Jerry Gramaglia
         [Type or Print]                                [Type or Print]

      --------------------------------                 -----------------------

Title:  VP General Manager- Consumer           Title:      SVP; Marketing
      --------------------------------                 -----------------------

Date:         1/12/99                           Date:           1/12/99
      --------------------------------                 -----------------------

                                   EXHIBIT A

                               Licensed Content

Licensed Content hereunder shall consist of the following information and materials of market commentary and editorial content:

1.  Markets commentary:

"Wake-Up Call"
"Midday Musings"
"Market Roundup"
"Evening Update"
"Silicon Saturday"
"Sunday's Little Letters, Big Ideas"
"The Coming Week"
"Bond Focus"
"Euro Markets"
"Market Update"
"Euro Vision"
"Best of TSC"
"Special Features"

2. Companies:

"Top Stories"
"Silicon Valley"
"Options Buzz"
"Online Trading"
"Stock Mart"
"Articles Elsewhere"
"Latin Loot"
"The Ax"
"Short Stories"
"The Ball Game"
"Moscow Journal"
"Mall Rat"

"Wall Street Whistleblower"

3. Funds:

"Fund Watch"
"Under the Hood"
"The Buysider"
"Syre & Bailey"
"TSC Fund Forum"
"TSC Tax Forum"
"Looking Out for the Shareholder"
"Game Plan"
"TSC 10"
"Ahead of the Pack"
"Latest Laggard"

4. Commentary/Columns:

"Editor's Letter"
"Wrong"
"Herb on TheStreet"
"Tech Savvy"
"The Invisible Mouth"
"Technician's Take"
"Wing Tips"
"Jim Griffin"
"Marc Chandler"
"Andy Kessler"
"The Chartist"
"Building Blocks"
"Eye to the Keyhole"
"Power Lines"
"Noglows on the Net"
"MonEmailbag"
"Investors' Bookshelf"
"Drinks & Diversions"
"Fundamental Questions"

"Greed & Fear"
"Sports Scoop"
"View from the North"
"Silicon Babylon"
"Easy Money"
"How We Did"
"Special Features"

5. Educational:

"TSC Schoolhouse
"TSC Glossary"

                                   EXHIBIT B

                         Implementation Specifications

Overview

TheStreet.com will develop a Co-branded mirror site of their full subscription website, made available exclusively to E*TRADE visitors, members, and customers. E*TRADE users will have access to the Co-branded site in five different ways:


         Type of Access                          Content Provided                              Eligible Users
-----------------------------------------------------------------------------------------------------------------------------------
1)   Power E*TRADE - unlimited access   o    Premium Licensed Content             o    Power E*TRADE users (Active Traders)

2)   One-year free subscription         o    Premium Licensed Content             o    E*TRADE visitors and members who convert to
                                                                                       customers as a direct result of the offer
                                                                                  o    TSC expired free-trial users who become
                                                                                       E*TRADE customers as a direct result of the
                                                                                       offer

3)   Standard E*TRADE member and cus-   o    Free Licensed Content (with link to  o    E*TRADE members
tomer access                                 discounted subscription sign-up)     o    Non-Power E*TRADE and non-1-year-free-
                                                                                       subscription customers

4)   E*TRADE visitors                   o    Free Licensed Content (without link  o    E*TRADE visitors (non-members and
                                             to discounted subscription sign-up)       non-customers)

5)   Free trial (mechanics tbd;
     either 30 days free to users who   o    Premium Licensed Content             o    E*TRADE members
     request it, or two weeks free
     to everyone every 60-90 days)                                                o    Non-Power E*TRADE and non-1-year-free-
                                                                                       subscription customers

Accessing TheStreet.com content
-------------------------------

o Power E* TRADE users will launch the TSC/ET Co-branded site from a link on the Power E*TRADE home page; the site will launch in a spawned browser window

o Visitors, members, and customers (including Power E*TRADE customers) will access TSC/ET Co-branded site from a link on the Portfolio & Markets page, receiving either Free or Premium Licensed Content, depending on their level of access

o Visitors, members, and customers will also be able to access a marketing jump page (describing TheStreet.com offer, linking to an E*TRADE online application, and linking to the Co-branded site) from site banners and a link from the E*TRADE home page

Customer experience
--------------------

o Should be a seamless login experience for users; they should not have to provide any information to get access to TheStreet (unless they are paying for a subscription, in which case they go through the normal TSC subscription process)

o    *****

o Visitors, members, and customers receiving access to the Free Licensed Content should get a marketing upsell page when they attempt to access a Premium feature (e.g., If you open a new E*TRADE account, get free access for a year . . . . if you're a current customer, open another account, join Power E*TRADE, or click here to subscribe at an E*TRADE discounted rate . . . . if you're a customer who should be getting access to premium features, please log on) with links to the appropriate areas on TheStreet.com's site (for subscriptions) and E*TRADE (for new account sign-ups and customer log on)

o Members and customers should have a link to a page for discounted subscription sip-ups; visitors should not be given this link

o At the end of a user's one-year free subscription, Power E*TRADE access, or free trial, users should receive a one-time marketing page (when they try to access the Co-branded site the very next time), informing them that they are now only

----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

     eligible for the Free content, but that they can continue receiving the Premium content if they open an account, subscribe, or join Power E*TRADE

o TheStreet.com has a daily email bulletin service; default for receiving these bulletins should be off, unless mem bers/customers explicitly ask to receive the bulletins (in which case the bulletins must be stripped of competitor references and links)

o Clicking on a symbol in TheStreet's content should refresh the E*TRADE browser window with a quote of the selected security

Account conversions
-------------------

o Visitors, members, and customers should have a link on the Co-branded site and on the Premium feature marketing upsell page to another page describing TheStreet.com 1-year subscription offer, and from there back to E*TRADE to apply for a new account (which passes a source code, indicating their response to TheStreet.com offer)

o Online application and Request-by-mail form must allow customers to input TheStreet.com source code, and Customer Service/Softbank must be prepared to handle telephone requests for TheStreet.com offer using the same source code

o Marketing jump page (accessed from the E*TRADE home page or special offer banner ads) should provide a link to the E*TRADE online application, passing TheStreet.com source code

                                   EXHIBIT C

                            Service Level Agreement

I.       Performance/Scale

         A.       TheStreet.com product performance/scale

                  1. TheStreet.com will launch a production-quality, co-branded mirror site of the normal subscription site for E*TRADE users (visitors, Registered Members, and Account Holders) on or before market open on March lst.

                  2. TheStreet.com will support ***** simultaneous E*TRADE users with the service levels outlined in this SLA, a number no more than ***** of TheStreet.com's total system capacity.

         B.       System performance metrics to be measured by E*TRADE

                    1. TheStreet.com servers will average less than 3 seconds response time for 90% of requests every calendar month. This measures server response time only, not network transmission time. Response time is measured according to the definition provided by Accrue's reporting software, that is the amount of time elapsed between the server's receipt of the request and the beginning of the transmission of that response.

                    2. TheStreet.com servers will average 99.9% up time every calendar month. This would be exclusive of regularly scheduled maintenance and causes outside the control of TheStreet.com (e.g., force majeure events). E*TRADE will be given 48 hours notice of any scheduled maintenance that affects the performance of TheStreet.com services with respect to E*TRADE users. Regularly scheduled maintenance will be scheduled to minimize interruption or disruption to services to E*TRADE users unless


-----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                           commercially impractical. There will be no scheduled mainte nance during market (NYSE - EST or EDST) hours.

                  3. TheStreetcom will post an online error message, pre-approved by E*TRADE in the event of a system outage within 2 minutes of TheStreet.com being aware of such outage.

         C.       TheStreet.com customer service telephone metrics

                  1. Using a three-week trailing average, 95% of all calls from E*TRADE Registered Members and Account Holders to TheStreet.com will be answered within 30 seconds.

                  2. Using a three week trailing average, there should be no greater than a 10% hourly abandonment rate for E*TRADE Registered Members and Account Holders.

II.      Monitoring/Reporting

         A.       System performance monitoring (TheStreet.com)

         TheStreet.com will provide monthly reporting which details the following details per period as it relates to E*TRADE users:

                    o Average response time
                    o Actual daily response time detail
                    o Average server up time
                    o Actual daily server up time detail
                    o Number of total monthly page views
                    o Number of total monthly unique users

         This information will be e-mailed to the appropriate contact within E*TRADE (e-mail address TBD and will be provided to TheStreet.com) within 5 business days after the first working day of each month for the previous month's reports. Alternatively, TheStreet.com can post the above reports on a mutually-agreed upon secure web site for review by TheStreet.com and E*TRADE.

         B.       Customer service telephone monitoring

                    1. E*TRADE representatives may monitor calls to TheStreet.com every two weeks, or more often if deemed necessary to enhance service quality and shall bear all costs and expenses related thereto.

                    2.   E*TRADE may conduct unscheduled test calls.

                    3. TheStreet.com will provide the following reports monthly as it relates to E*TRADE Registered Members and Account Holders (following the same schedule as detailed in section A):

                           o        Daily average response time
                           o        Daily average rep talk time
                           o        Daily call total
                           o        Daily average abandonment rate

III.     Escalation Procedures

                  1. In all cases of service outage greater than 2 minutes of which TheStreet.com is aware, TheStreet.com must notify E*TRADE via the following email addresses:


         Name                                              Email

E*TRADE operators                                  Operators@etrade.com
E*TRADE customer service                           Helpdesk@etrade.com
Brent Blackaby                                     *****


                  2. When TheStreet.com notifies E*TRADE of a service outage, TheStreet.com will provide, to the extent known by TheStreet.com at that time,:

                           o Explanation of the outage
                           o ETA for service restoral

                  3. TheStreet.com will continue to notify E*TRADE with updated status for the duration of the outage.

                  4. TheStreet.com will provide a post-incident summary. This summary will include:

-----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                    o    Cause of the problem
                    o    Method used to correct the problem
                    o Measures TheStreet.com will take to prevent further occurrences

                    5.   E*TRADE / TheStreet.com contact and escalation list

                         o E*TRADE and TheStreet.com will respond in a synchronous fashion (e.g., a phone conversation) to escalated issues within one hour of each escalation

                         o E*TRADE and TheStreet.com will each start with #1 contact and move up from there until synchronous communication can be established

E*TRADE business contacts

1)    *****                                     Product marketing manager
      Email:                                    *****
      Work phone:                               *****
      Home phone:                               *****

2)    *****                                     Group product marketing manager
      Email:                                    *****
      Work phone:                               *****
      Cell phone:                               *****
      Home phone                                *****

3)    *****                                     Director of product marketing
      Email:                                    *****
      Work phone:                               *****
      Cell phone:                               *****
      Home phone:                               *****

E*Trade technical contacts

1)    *****                                     Technical lead
      Email:                                    *****
      Work phone:                               *****
      Home phone:

-----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

2)    *****                                      Manager -Product development
      Email:                                     *****
      Work phone:                                *****
      Cell phone:                                *****
      Home phone:                                *****

3)    *****                                      VP- Product development
      Email:                                     *****
      Work phone:                                *****
      Cell phone:                                *****
      Home phone:                                *****

TheStreet.com business contacts

1)    *****                                      Marketing Manager
      Email:                                     *****
      Work phone:                                *****
      Cell phone:                                *****
      Home phone:                                *****

2)    *****                                      Circulation Director
      Email:                                     *****
      Work phone:                                *****
      Cell phone:
      Home phone:                                *****

3)    *****                                      VP. GM Consumer Marketing
      Email:                                     *****
      Work phone:                                *****
      Cell phone:                                *****
      Home phone:                                *****

TheStreet.com technical contacts

------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

1)    *****                                      Dir. of Content Management
      Email:                                     *****
      Work phone:                                *****
      Cell phone:                                *****
      Home phone:                                *****

2)    *****                                      Dir. of Commerce Technology
      Email:                                     *****
      Work phone:                                *****
      Cell phone:
      Home phone:                                *****

3)    *****                                      VP, Chief Technology Officer
      Email:                                     *****
      Work phone:                                *****
      Cell phone:                                *****
      Home phone:                                *****

IV.      Business Resumption

         1. TheStreet.com must maintain the ability to switch processing from the primary server to a hot backup server within 10 minutes. Reasonable periodic testing of this procedure, no more frequently than twice annually, will be conducted as requested by E*TRADE on a designated weekend by both TheStreet.com and E*TRADE personnel.

         2. Any modifications and/or network configuration changes (including systems maintenance) as well as upgrades and removal of devices that may adversely impact the levels of service to E*TRADE users need to be advised of before they occur by designated/qualified personnel.

V.       Product Maintenance

         1. TheStreet.com shall provide ongoing software maintenance of TheStreet.com services emanating from the Co-Branded mirror site for Account Holders, including but not limited to the following:

---------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                  o Use all reasonable commercial efforts to fix catastrophic ("Level I") bugs within 24 hours; Level I bugs are defined as bugs that prevent subscribers from using the product or accessing key data in the product.

                  o Use all reasonable commercial efforts to fix non-catastrophic ("Level 2") bugs within 7 business days; Level 2 bugs are defined as bugs that prevent TheStreetcom services from running as described in the product documentation.

                  o Evaluate and consider deployment or implementation of en hancements requested by E*TRADE; a enhancement is defined as an important change to the UI, underlying code, or server technology which, while not a bug fix, will significantly improve usability, connection speed, processing speed, branding, or data accuracy

                  o Deploy non-high priority enhancements as mutually agreed upon on a case-by case basis; a non-high priority enhancement is one which improves the performance of the product but is prioritized lower than Level 1 & 2 bugs as well as high priority enhance ments

                  o TheStreet.com shall notify E*TRADE in writing of any material changes related to the Licensed Content provided on the Co-Branded mirror site for E*TRADE users, at least one week before going into production.

VI.      Revenue Impact Recoupment

         1. In the event that TheStreet.com fails to meet any of the performance objectives outlined in this SLA on more than ***** within any 30-day period, E*TRADE will notify TheStreet.com detailing and describing such *****, and E*TRADE shall be permitted to pay TheStreet.com an amount equal to only ***** of the monthly compensation specified in

----------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                  Section 4.1 of the Agreement during the month in which such breach of the SLA occurred.

                                   EXHIBIT D

                                LICENSED MARKS


Marks licensed by E*TRADE to TheStreet.com       Marks licensed by TheStreet.com
                                                 to E*TRADE